Exhibit 99.1

News Release	For further information contact: Jeff Elliott or Geralyn DeBusk Halliburton Investor Relations 972-458-8000

Dave & Buster’s, Inc. Names President, Chief Operating Officer

DALLAS—March 30, 2007—Steve King, Chief Executive Officer of Dave & Buster’s, today announced the promotion of Starlette Johnson to President and Chief Operating Officer.  During the past nine months, in her role as Chief Strategic Officer, Ms. Johnson assisted Mr. King in formulating the strategy for the future growth of the Company.

Prior to joining Dave & Buster’s, Ms. Johnson served as Executive Vice President and Chief Strategic Officer for Brinker International.  In that role, she had responsibility for the Company’s emerging concepts, which at the time included On The Border and Corner Bakery.  Previously, she served as Senior Vice President of Human Resources and Vice President of Strategic Development for Brinker.

“Starlette brings outstanding experience to our team as we prepare for accelerating our growth.  She has broad experience across the spectrum of strategy, operations, human resources and new store development, which will be critical to our future success,” stated Mr. King.

Celebrating over 24 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale restaurant/entertainment concepts with 48 locations throughout the United States and in Canada. More information on the Company is available on the Company’s Web site, www.daveandbusters.com.

“Safe Harbor” Statements Under the Private Securities Litigation Reform Act of 1995

Statements in this press release regarding Dave & Buster’s business which are not historical facts are forward-looking statements that involve risks and uncertainties.  For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Registration Statement on Form S-4 filed July 26, 2006, SEC File Number 333-136040.